As filed with the Securities and Exchange Commission on August 17, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MEADWESTVACO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	31-1797999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11013 West Broad Street

Glen Allen, Virginia 23060

(804) 327-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

MeadWestvaco Corporation

11013 West Broad Street

Richmond Virginia 23060

(804) 327-5200

(Name, address, including zip code, telephone number, including area code, of agent for service)

With copies to:

Elliott V. Stein Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Alan Dean Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities of MeadWestvaco Corporation	(1)	(1)	(1)	(2)

(1)	An indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

MeadWestvaco Corporation

Debt Securities

By this prospectus, MeadWestvaco Corporation, which we refer to as MeadWestvaco, may from time to time offer and sell debt securities. Market conditions at the time the debt securities are sold will determine the prices and terms of such debt securities.

Each issue of debt securities of MeadWestvaco Corporation under this prospectus may have a different aggregate principal amount, maturity date, public offering price, interest rate or rates, timing of interest payments, provisions for redemption, sinking fund requirements, and other variable terms. The specific terms of each offering of debt securities under this prospectus will be included in an accompanying prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our debt securities.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis.

The date of this prospectus is August 17, 2009.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus incorporates documents by reference that are not presented in or delivered with this prospectus. All documents filed by MeadWestvaco pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this prospectus and prior to the termination of the offering of the securities are incorporated by reference into and are deemed to be a part of this prospectus from the date of filing of those documents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information.

The following documents that have been filed by MeadWestvaco (file number 001-31215) with the SEC are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2008.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

•	Current Report on Form 8-K filed on April 30, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

MeadWestvaco Corporation, 299 Park Avenue, New York, New York 10171 (212) 688-5000, Attn: Corporate Secretary.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only.

WHERE YOU CAN FIND MORE INFORMATION

MeadWestvaco files annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are available at the SEC’s web site www.sec.gov. You may also read and copy any such document at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

This prospectus is a part of a registration statement on Form S-3 and exhibits filed with the SEC. This prospectus does not contain all of the information in the registration statement. Please refer to the registration statement and its exhibits for further information regarding MeadWestvaco and the offered securities.

THE COMPANY

MeadWestvaco is a global packaging company that provides packaging solutions to many of the world’s brands in the healthcare, personal and beauty care, food, beverage, tobacco, media and entertainment and home and garden industries. MeadWestvaco’s other business operations serve the consumer and office products, specialty chemicals, forestry and real estate markets. MeadWestvaco is a Delaware corporation that was formed in 2001 following the merger of Westvaco Corporation and The Mead Corporation.

The Company’s principal executive office is located at 11013 West Broad Street, Glen Allen, Virginia 23060 and its telephone number is (804) 327-5200.

Unless otherwise indicated or the context otherwise requires, the terms “MeadWestvaco” or “the company” refer to MeadWestvaco Corporation and its consolidated subsidiaries.

USE OF PROCEEDS

Except as otherwise set forth in the accompanying prospectus supplement relating to an offering of debt securities pursuant to this prospectus, the net proceeds from the sale of the debt securities being offered will be added to MeadWestvaco’s general corporate funds and will be available principally for the purpose of refinancing existing long-term debt and for other general corporate purposes, including working capital.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2008 and the six months ended June 30, 2009 are as follows:

Six Months Ended June 30, 2009	Year Ended December 31,
	2008	2007	2006	2005	2004
1.6	1.3	2.5	1.3	1.5	2.0

For purposes of computing this ratio, “earnings” consist of pre-tax income from continuing operations adjusted for minority interests in consolidated subsidiaries and income or loss from equity investees plus “fixed charges” less capitalized interest and minority interests. “Fixed charges” consist of interest expensed or capitalized on all indebtedness, including amortization of discounts and capitalized expenses related to indebtedness and the implied interest component of the Company’s rent expense on operating leases.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

References in this “Description of Debt Securities” section to “MeadWestvaco”, “we” or “our” refer to MeadWestvaco Corporation and not to any of its consolidated subsidiaries.

The debt securities are to be issued under the Indenture dated April 2, 2002, which we refer to as the Indenture, between MeadWestvaco, as issuer, and The Bank of New York Mellon, as trustee, a copy of which is incorporated by reference in the registration statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such Sections or defined terms shall be incorporated herein by reference. The following sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement, which we refer to as the Offered Securities, and the extent, if any, to which such general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such Offered Securities.

General

The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The Securities will be unsecured obligations of MeadWestvaco.

Reference is made to the prospectus supplement relating to the particular series of Securities offered thereby for the following terms of the Offered Securities:

•	the title of the Offered Securities;

•	any limit on the aggregate principal amount of the Offered Securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued;

•	the date or dates on which the Offered Securities will mature;

•	the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any;

•

the date from which such interest, if any, on the Offered Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any;

•	the ranking of the Offered Securities relative to any and all other securities of MeadWestvaco theretofore issued;

•

the dates, if any, on which and the price or prices at which the Offered Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed or purchased by MeadWestvaco, and the other detailed terms and provisions of such sinking and/or purchase funds;

•

the date, if any, after which and the price or prices at which the Offered Securities may, pursuant to any optional redemption provisions, be redeemed at the option of MeadWestvaco or of the Holder thereof and the other detailed terms and provisions of such optional redemption; and

•	any other terms of the series (which will not be inconsistent with the provisions of the Indenture).

Unless otherwise indicated in the related prospectus supplement, principal of and premium, if any, and interest, if any, on the Securities will be payable, and the transfer of the Securities will be registrable, at the office of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of MeadWestvaco, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1002)

Unless otherwise indicated in the related prospectus supplement, the Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Securities, but MeadWestvaco may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302, 305)

Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The Indenture does not contain any covenants or other provisions which would afford Holders of Securities protection in the event of a highly leveraged transaction involving MeadWestvaco.

Restrictive Covenants

Certain capitalized terms used in this “Restrictive Covenants” section have the meanings provided in the last paragraph hereof.

Limitations on Liens. The Indenture provides that so long as any of the Securities are outstanding MeadWestvaco will not, and will not permit any Domestic Subsidiary to, issue, assume or guarantee any debt for money borrowed, which we refer to as Debt, if such Debt is secured by any mortgage, security interest, pledge or other lien, which we refer to as a mortgage, upon any Principal Property of MeadWestvaco or any Domestic Subsidiary or indebtedness of any Domestic Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Securities equally and ratably with such Debt. The foregoing restriction does not apply to:

(1) mortgages on any property acquired, constructed or improved after the date of the Indenture which are created or assumed within 24 months after such acquisition, construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within such 24 month period) to secure or provide for the payment of the purchase price or cost thereof incurred after the date of the Indenture, or existing mortgages on property acquired, provided such mortgages shall not apply to any property theretofore owned by MeadWestvaco or a Domestic Subsidiary other than theretofore unimproved real property;

(2) mortgages existing on any property acquired from a corporation merged with or into MeadWestvaco or a Domestic Subsidiary;

(3) mortgages on property of any corporation existing at the time it becomes a Domestic Subsidiary;

(4) mortgages securing Debt owed by a Domestic Subsidiary to MeadWestvaco or to another Domestic Subsidiary;

(5) mortgages in favor of governmental bodies to secure advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages;

(6) mortgages on timberlands in connection with an arrangement under which MeadWestvaco or a Domestic Subsidiary is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined; or

(7) mortgages securing tax exempt debt of MeadWestvaco or a Domestic Subsidiary;

(8) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses (1) to (7) inclusive or in this clause or any mortgage existing on the date of the Indenture, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Such restriction does not apply to the issuance, assumption or guarantee by MeadWestvaco or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other secured Debt (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined) of Sale and Lease-back Transactions existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of Securities or of Funded Debt or to the purchase of other Principal Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (1) above), does not exceed 15% of Consolidated Net Tangible Assets. (Section 1005)

Limitation on Sale and Lease-back Transactions. Sale and Lease-back Transactions by MeadWestvaco or any Domestic Subsidiary of any Principal Property are prohibited unless the net proceeds of such sale are at least equal to the fair value of such Principal Property and:

•

MeadWestvaco or such Domestic Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Securities pursuant to (a) clause (1) under “Limitations on Liens” or (b) the last paragraph under “Limitations on Liens” or

•

MeadWestvaco applies an amount equal to the fair value of such Principal Property (a) to the retirement of (i) Funded Debt of MeadWestvaco or Funded Debt guaranteed by MeadWestvaco which Funded Debt or guarantee ranks senior to or pari passu with the Securities or (ii) Funded Debt incurred by a Domestic Subsidiary or (b) to the purchase of Principal Property (other than that involved in such Sale and Lease-back Transaction). (Section 1006)

For the purposes of the covenants described above:

“Consolidated Net Tangible Assets” means the total of all the assets appearing on the consolidated balance sheet of MeadWestvaco and its Subsidiaries less the following: (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense carried as an asset on said balance sheet; and (4) appropriate adjustments on account of minority interests of other persons holding stock in any Subsidiary of MeadWestvaco. Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which MeadWestvaco and its Subsidiaries are engaged and which are approved by the independent accountants regularly retained by MeadWestvaco, and may be determined as of a date not more than sixty days prior to the happening of the event for which such determination is being made.

“Domestic Subsidiary” means any Subsidiary which owns a Principal Property.

“Funded Debt” means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt.

“Principal Property” means any mill, converting plant, manufacturing plant, manufacturing facility, including, in each case, the equipment therein, or timberlands, located within the continental United States of America (other than any of the foregoing acquired principally for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or any facility financed from the proceeds of pollution control or revenue bonds), whether owned at the date of the Indenture or thereafter acquired, having a gross book value (without deductions of any applicable depreciation reserves) on the date as of which the determination is being made of more than 5% of Consolidated Net Tangible Assets, but shall not include any minerals or mineral rights, or any timberlands designated by the Board of Directors of MeadWestvaco or of a Domestic Subsidiary, as the case may be, as being held primarily for development and/or sale.

“Sale and Lease-back Transaction” means any arrangement with any person providing for the leasing to MeadWestvaco or any Domestic Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between MeadWestvaco and a Domestic Subsidiary or between Domestic Subsidiaries), which Principal Property has been or is to be sold or transferred by MeadWestvaco or such Domestic Subsidiary to such person.

“Subsidiary” means a corporation more than 50% of the voting stock of which is owned or controlled by MeadWestvaco or one or more Subsidiaries or by MeadWestvaco and one or more Subsidiaries.

“Value” means with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (2) the fair value in the opinion of the Board of Directors of MeadWestvaco of such property at the time of entering into such Sale and Lease-back Transaction, in either case divided first by the number of full years of the terms of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Events of Default

The following are Events of Default under the Indenture with respect to Securities of any series:

•	failure to pay principal of or any premium on any Security of that series when due;

•	failure to pay any interest on any Security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any Security of that series;

•

failure to perform any other covenant of MeadWestvaco in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 60 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization with respect to MeadWestvaco and

•	any other Event of Default provided with respect to Securities of that series. (Section 501)

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

No Holder of any Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Securities of that series and also unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Security on or after the due dates expressed in such Security and to institute suit for the enforcement of any such payment. (Section 508)

MeadWestvaco is required to furnish to the Trustee annually a statement as to performance by MeadWestvaco of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waiver

Modifications and amendments of the Indenture may be made by MeadWestvaco and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Outstanding Securities, taken together as a single class, affected by such modification or amendment. However, no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby:

•	change the stated maturity date of the principal of, or any installment of principal or interest on, any Security;

•	reduce the principal amount of, or any premium or interest on, any Security;

•	reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or

•

reduce the percentage in principal amount of Outstanding Securities the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

The Holders of a majority in aggregate principal amount of the Outstanding Securities, taken together as a single class, may, on behalf of all Holders of Securities, waive compliance by MeadWestvaco with certain restrictive provisions of the Indenture. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to all Outstanding Securities of that series, except a default in the payment of principal or any premium or interest or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. (Section 513)

Consolidation, Merger and Sale of Assets

MeadWestvaco may consolidate or merge with or into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes MeadWestvaco’s obligations on the Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of our obligations discharged with respect to the Outstanding Securities of any series, which we refer to as Legal Defeasance, except for:

(1) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, or interest or premium, if any, on such Securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our and our Subsidiaries’ obligations released with respect to certain covenants that are described in the indenture, which we refer to as Covenant Defeasance, and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Securities of the applicable series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Securities of the applicable series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Securities of the applicable series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the Securities of the applicable series are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, we have delivered to the trustee an opinion of counsel (with customary assumptions and exceptions) reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided that this clause (2) shall not apply in the case of any Legal Defeasance occurring within one year of the Stated Maturity of the Securities of the applicable series or after such time as all outstanding Securities of the applicable series have been called for redemption.

(3) in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel (with customary assumptions and exceptions) reasonably acceptable to the trustee confirming that the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; provided that this clause (3) shall not apply in the case of any Covenant Defeasance occurring within one year of the Stated Maturity of the Securities of the applicable series or after such times as all outstanding Securities of the applicable series have been called for redemption.

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default with respect to the applicable series of Securities only resulting from the procurement of funds to be applied to such deposit) and any related incurrence of a mortgage or mortgages;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the Holders of Securities of the applicable series over the other of our creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7) we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

MeadWestvaco maintains banking relationships with the Trustee in the ordinary course of its business. Borrowings totaling $750,000,000 are currently available to MeadWestvaco under its Credit Agreement with a group of banks that includes the Trustee and certain of its affiliates.

PLAN OF DISTRIBUTION

MeadWestvaco may sell the debt securities to or through underwriters, and also may sell the debt securities directly to other purchasers or through agents.

The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the debt securities offered thereby.

In connection with the sale of the debt securities, underwriters may receive compensation from MeadWestvaco or from purchasers of the debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act of 1933, as amended, and any discounts or commissions received by them and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions under such Act. Any such underwriter will be identified and any such compensation will be described in the prospectus supplement.

If so indicated in the prospectus supplement, MeadWestvaco will authorize the underwriters to solicit offers by certain institutions to purchase the debt securities from MeadWestvaco at the public offering price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the prospectus supplement. Each such contract will be for an amount not less than, and unless MeadWestvaco otherwise agrees, the aggregate principal amount of the debt securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of MeadWestvaco. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

The Underwriting Agreement to be entered into with respect to any debt securities sold through underwriters will provide that the obligations of the underwriter or underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the debt securities covered by the applicable prospectus supplement if any are purchased. MeadWestvaco will also agree to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

In connection with any offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such stabilizing if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the legality of the debt securities offered hereby will be passed upon for MeadWestvaco by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses expected to be incurred by the registrant in connection with the issuance and distribution of the debt securities being registered under this registration statement, other than underwriting discounts and commissions:

Amount
SEC registration fee	*
Federal taxes, States taxes and fees	**
Trustees’ and transfer agents’ fees	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous (including any applicable listing and rating agency fees)	**

Total	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of debt securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**	Since an indeterminate amount of debt securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the debt securities are therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, which we refer to as the DGCL, provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s Restated Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors.

In addition, the Company’s Bylaws require the Company to indemnify its officers and directors to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Please see the Exhibit Index included herewith, which is incorporated herein by reference.

Item 17.	Undertakings.

The registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Securities Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, and the State of Virginia, on the 17th day of August, 2009.

MEADWESTVACO CORPORATION

By:	/s/ JOHN A. LUKE, JR.
John A. Luke, Jr.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below hereby constitutes and appoints each of John A. Luke, Jr., E. Mark Rajkowski and Wendell L. Willkie, II, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (i) any and all amendments, including post-effective amendments, to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or amendments, including post-effective amendments, or (iv) any and all applications and other documents in connection with any such registration statement or amendments, including post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrants to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN A. LUKE, JR. John A. Luke, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 17, 2009

/S/ E. MARK RAJKOWSKI E. Mark Rajkowski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 17, 2009

/S/ JOHN E. BANU John E. Banu	Vice President and Controller (Principal Accounting Officer)	August 17, 2009

/S/ MICHAEL E. CAMPBELL Michael E. Campbell	Director	August 17, 2009

/S/ DR. THOMAS W. COLE, JR. Dr. Thomas W. Cole, Jr.	Director	August 17, 2009

/S/ JAMES G. KAISER James G. Kaiser	Director	August 17, 2009

/S/ RICHARD B. KELSON Richard B. Kelson	Director	August 17, 2009

/S/ JAMES M. KILTS James M. Kilts	Director	August 17, 2009

/S/ SUSAN J. KROPF Susan J. Kropf	Director	August 17, 2009

/S/ DOUGLAS S. LUKE Douglas S. Luke	Director	August 17, 2009

/S/ ROBERT C. MCCORMACK Robert C. McCormack	Director	August 17, 2009

/S/ TIMOTHY H. POWERS Timothy H. Powers	Director	August 17, 2009

/S/ EDWARD M. STRAW Edward M. Straw	Director	August 17, 2009

/S/ JANE L. WARNER Jane L. Warner	Director	August 17, 2009

EXHIBIT INDEX

1.1	Underwriting Agreement (to be filed by amendment)

4.1	Indenture, dated April 2, 2002, between MeadWestvaco Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated by reference to Exhibit 4(a) to MeadWestvaco’s Current Report on Form 8-K filed on April 2, 2002)

4.2	Form of Note (to be filed by amendment)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (included on page II-6)

25.1	Statement of eligibility of trustee on Form T-1